Exhibit 10.1
NONTRANSFERABLE INDEPENDENT DIRECTOR
STOCK OPTION AGREEMENT
Agreement # 2236
THIS AGREEMENT (the “Agreement”), is dated as of July 1, 2009, by and between OSTEOTECH, INC., a Delaware corporation (the “Company”), and Kenneth Fallon (the “Optionee”), pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”).
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee hereby agree as follows:
1. Grant of Option.
The Company hereby grants to Optionee, effective as of the date set forth above (the “Grant Date”), the right and option (hereinafter called the “Option”) to purchase up to an aggregate of 100,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at a price of $4.74 per share, upon the terms and conditions set forth in this Agreement and in the Plan. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”). The Option shall terminate at the close of business ten (10) years from the Grant Date, or such shorter period as is prescribed herein (the “Expiration Date”). Optionee shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued to Optionee upon the proper exercise of the Option.
2. Duration and Exercisability.
(a) Subject to the terms and conditions set forth herein, this Option shall become exercisable by the Optionee on the one (1) year anniversary of the Grant Date.
(b) During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than as provided for in accordance with the provisions of Section 4(a) of this Agreement.
3. Adjustment of Shares.
(a) The exercise price and the number of shares purchasable upon exercise of the Options shall be adjusted by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) in accordance with Section 10.2 of the Plan upon the occurrence of certain corporate actions that may affect the Common Stock.
(b) In the event of a dissolution or liquidation of the Company, to the extent the Option has not been exercised or the Shares subject thereto have not been issued in full prior to the earlier of the completion of the transaction or the applicable expiration date of this Option, then the Option shall terminate immediately prior to the transaction.

(c) In the event that the Company is a party to a Change of Control Transaction as such term is defined in the Plan, the Option shall be subject to the definitive agreement governing the Change of Control Transaction. Such transaction agreement may provide, without limitation and in a manner that is binding on all parties, for:
(i) The continuation of the Option (but adjusted to reflect the transaction terms) by the Company (if the Company is the surviving corporation);
(ii) The assumption, substitution or replacement with equivalent awards of the Option (but adjusted to reflect the transaction terms) by the surviving corporation or its parent;
(iii) The accelerated vesting, or lapse of repurchase rights or forfeiture conditions applicable to, and accelerated expiration or termination of, the Option; or
(iv) The settlement of the Option (including termination thereof) in cash.
4. Effect of Resignation or Removal from the Board.
(a) In the event that Optionee shall cease to be a member of the Board for any reason other than for cause (as defined in Section 4(b) hereof), Optionee, or in the case of Optionee’s death or disability (within the meaning of Code Section 22(e)) personal representatives or administrators, or guardians of Optionee, as applicable, or any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, shall have the right to exercise the Option at any time within five (5) years after such resignation or removal from the Board to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of resignation or removal; provided, however, that, in any case, this Option shall not be exercisable after the Expiration Date.
(b) In the event that Optionee shall cease to be a member of the Board of the Company upon removal by its stockholders for cause, pursuant to Section 141(k) of the Delaware General Corporation Law (the “DGCL”) or any successor section thereto, the Option shall be terminated as of the time of such removal. The Board shall determine whether such removal was for cause in accordance with the Company’s certificate of incorporation and bylaws and the DGCL.
5. Manner of Exercise.
(a) The Option may be exercised in whole or in part from time to time only by Optionee or other proper party, as provided herein, by delivering within the period during which the Option is exercisable hereunder written notice to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full for all shares designated in the notice.
(b) Optionee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Compensation Committee, and to the extent permitted by law, (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the exercise price of the Option or the portion thereof being paid by tendering such shares or (ii) by delivering to the Company a combination of cash and Common Stock of with an aggregate fair market value equal to the exercise price of the Option. For these purposes, the fair market value of the Company’s shares of Common Stock of the Company as of any date shall be as reasonably determined by the Compensation Committee pursuant to the Plan.

6. Notices.
All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:
if to the Company, to:
Attention: Chief Financial Officer
Osteotech, Inc.
51 James Way
Eatontown, New Jersey 07724
if to the Optionee, to:
Kenneth Fallon
324 Central Ave.
PO Box 138
Humarock, MA 02047
All such notices, advances, and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of air courier, on the business day after the date when sent and (c) in the case of mailing, on the third business day following such mailing.
7. Miscellaneous.
(a) This Option is issued pursuant to the Company’s 2007 Stock Incentive Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company. In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.
(b) The exercise of all or any parts of this Option shall only be effective at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

(c) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
(d) No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
(e) The Optionee shall take whatever additional actions and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.
(f) This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware.
(g) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
(h) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.
(i) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. With the Company’s concurrence and to the extent permitted by law, Optionee may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this Option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such Option with a fair market value equal to such taxes, in accordance with such rules.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement as of the date set forth above.

OSTEOTECH, INC.

By:	/s/ Sam Owusu-Akyaw

Name: Sam Owusu-Akyaw
Title: President and Chief Executive Officer

By:	/s/ Kenneth Fallon

Kenneth Fallon

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